Exhibit 23(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS




RE:      Kobren Growth Fund
         Kobren Moderate Growth Fund
         Delphi Value Fund



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 10, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP


Boston, Massachusetts
April 27, 2000